EXHIBIT 10.2
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

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REPUBLIC JET SERVICE AGREEMENT

Between

US AIRWAYS, INC.

And

REPUBLIC AIRLINE, INC.

______________________________________________________________________________

TABLE OF CONTENTS

ARTICLE 1 - COMPLIANCE WITH REGULATIONS

ARTICLE 2 - AIR TRANSPORTATION SERVICES TO BE PROVIDED BY REPUBLIC

Section 2.1 - Schedule Requirements
Section 2.2 - Scheduling Parameters
Section 2.3 - Technical Operations
Section 2.4 - Regulations
Section 2.5 - Operating Procedures
Section 2.6 - Aircraft Registration
Section 2.7 - Republic Responsibilities
Section 2.8 - Substitute Aircraft
Section 2.9 - Spare Aircraft and Spare Engines
Section 2.10 - Jets for Jobs
Section 2.11 - In-flight Sales
Section 2.12 - Pass Agreement
Section 2.13 - Processing Code-Share Passengers
Section 2.14 - In Service Dates

ARTICLE 3 - OPERATION UNDER THE “US AIRWAYS EXPRESS” NAME

Section 3.1 - Servicemarks
Section 3.2 - Signage

ARTICLE 4 - US AIRWAYS’ SUPPORT SERVICES AND FACILITIES

Section 4.1 - Fuel
Section 4.2 - Reservations
Section 4.3 - Station Facilities and Ground Support Service
Section 4.4 - Cargo, Company Materials (“CoMat”) and Mail Handling Services
Section 4.5 - Terms of Transportation, Sales and Promotion

ARTICLE 5 - PURCHASE OF AVAILABLE SEAT MILES (“ASMS”)

Section 5.1 - Pricing Model
Section 5.2 - Direct Costs and Pass Through Costs
Section 5.3 - Invoicing and Payments
Section 5.4 - Profit
Section 5.5 - Payments
Section 5.6 - True-Up Invoices
Section 5.7 - Audit and Inspection Rights
Section 5.8 - Prepaid Rent Credit

ARTICLE 6 - LIABILITY, INDEMNIFICATION AND INSURANCE

Section 6.1 - Republic is an Independent Contractor
Section 6.2 - Liability and Indemnification
Section 6.3 - Insurance Coverage
Section 6.4 - Cargo Liability Insurance

ARTICLE 7 - TERM AND TERMINATION

Section 7.1 - Effective Date and Term
Section 7.2 - Regulatory Changes
Section 7.3 - Termination for Cause by US Airways
Section 7.4 - [Intentionally Omitted]
Section 7.5 - Termination by Republic

ARTICLE 8 - PERFORMANCE ADJUSTMENTS

Section 8.1 - [Intentionally Omitted]
Section 8.2 - Performance Plan Metrics
Section 8.3 - Performance Plan Penalties and Incentives
Section 8.4 - Performance Exceptions

ARTICLE 9 - SERVICE MARK LICENSE FOR SERVICES PROVIDED PURSUANT TO THIS AGREEMENT

Section 9.1 - Grant of License
Section 9.2 - Terms and Conditions Governing Trademark License

ARTICLE 10 - FORCE MAJEURE

Section 10.1 - Force Majeure
Section 10.2 - Resumption of Service

ARTICLE 11 - NOTICES

ARTICLE 12 - MISCELLANEOUS

Section 12.1 - Entire Agreement/Amendments/Counterparts
Section 12.2 - Headings
Section 12.3 - Severability
Section 12.4 - Waiver
Section 12.5 - Assignments
Section 12.6 - Governing Law / Jury Trial Waiver
Section 12.7 - No Franchise
Section 12.8 - Additional US Airways Rights

ARTICLE 13 - CONFIDENTIALITY

Section 13.1 - Confidentiality of Agreement
Section 13.2 - Confidential Information
Section 13.3 - Exclusions from Confidential Information
Section 13.4 - Information Shared with US Airways Group, Inc.
Section 13.5 - Information Shared with Wexford and Republic
Section 13.6 - Return of Documents
Section 13.7 - Remedies
Section 13.8 - Survival

ARTICLE 14 - DISPUTE RESOLUTION

Section 14.1 - Certain Disputes
Section 14.2 - Dispute Resolution Proceedings

EXHIBIT 2.2 - SCHEDULE REQUIREMENTS

Exhibit 2.7 - DIVISION OF RESPONSIBILITIES

Exhibit 5.1 - Pricing Model

REPUBLIC JET SERVICE AGREEMENT

This Republic Jet Service Agreement (this “Agreement”) is made and entered as of this 2nd day of September, 2005, by and between US Airways, Inc. (herein referred to as “US Airways”), a Delaware corporation having its principal place of business at 2345 Crystal Drive, Arlington, Virginia 22227, and Republic Airline, Inc. (herein referred to as “Republic”), an Indiana corporation, having a principal place of business at 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268 (each of US Airways and Republic, a “Party” and collectively, the “Parties”).

WITNESSETH:

WHEREAS, US Airways holds a certificate of public convenience and necessity issued by the Department of Transportation (“DOT”) authorizing US Airways to engage in the interstate and overseas air transportation of persons, property and mail between all points in the United States, its territories and possessions;

WHEREAS, Republic holds a certificate of public convenience and necessity issued by the DOT authorizing Republic to engage in the interstate air transportation of persons, property and mail in the United States;

WHEREAS, US Airways owns various trademarks, trade dress, service marks and logos, including, but not limited to, “US Airways,”“US Airways Express,” and distinctive exterior color decor and patterns on its aircraft (each, a “US Airways Servicemark” and collectively, the “US Airways Servicemarks”);

WHEREAS, Republic desires to operate regional jets under the name “US Airways Express” in the provision of its air transportation services under the terms hereof and to acquire a nonexclusive license for use of one or more of US Airways’ Servicemarks for use in connection with Republic’s operation of such services;

WHEREAS, US Airways desires to have Republic operate regional jets in US Airways Express Service and in connection therewith to provide Republic with a nonexclusive license for use of one or more of US Airways’ Servicemarks;

WHEREAS, on September 12, 2004, US Airways and certain of its affiliates filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the Title 11 of the United States Code, 11 U.S.C. § 101 et seq., as amended (Title 11, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (the “Bankruptcy Court”) in the matter entitled, In re US Airways, Inc., et al., Case No. 04-13819 (the “Bankruptcy Proceedings”);

WHEREAS, US Airways, US Airways Group, Inc. (“Group”), Wexford Capital LLC and its affiliated entities (“Wexford”) and Republic Airways Holdings, Inc. and its affiliated entities (“RJET”) have entered into that certain Investment Agreement, dated as of March 15, 2005 (as such agreement may be amended from time to time, or any successor investment agreement, the “Investment Agreement”), pursuant to which US Airways was granted the following rights, which rights US Airways subsequently exercised: (i) to sell to and license back from RJET certain slots (the “Slot Option”) and, upon the occurrence of certain events, certain gates, (ii) to sell to RJET and lease back on an interim basis 10 EMB 170 aircraft owned by US Airways (the “Owned Aircraft”); (iii) to assign to Republic the leases to 15 EMB 170 aircraft that are leased by US Airways (the “Leased Aircraft”); (iv) to cause RJET to purchase 3 undelivered EMB 170 aircraft contracted for by US Airways (the “Other Aircraft” and collectively with the Owned Aircraft and the Leased Aircraft, the “EMB Aircraft”); and (v) to sell certain other assets to RJET, in each case subject to the terms and conditions of the Investment Agreement and to such further documents as the parties may execute relating to such transactions;

WHEREAS, the Owned Aircraft, the Leased Aircraft and the Other Aircraft are all to be placed into service under the terms of this Agreement.

NOW THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and obligations hereinafter set forth, the Parties hereby agree as follows:

ARTICLE 1 - COMPLIANCE WITH REGULATIONS

Each Party agrees that all services, including air transportation services, performed by it, and any of its agents, pursuant to this Agreement or otherwise shall be conducted in full compliance with any and all applicable laws, statutes, orders, rules and regulations, whether now in effect or hereafter promulgated, of all applicable governmental agencies or authorities (such laws, statutes, orders, rules and regulations, “Regulations”), including, but not limited to the Federal Aviation Administration (the “FAA”), the Transportation Security Administration (the “TSA”) and the DOT (for purposes of this Agreement, any applicable governmental agency or authority, whether domestic or foreign, shall be referred to as a “Regulatory Authority”). Each Party shall be solely and exclusively responsible for complying with all Regulations in connection with the services to be provided by it hereunder, and the Parties agree that neither Party shall have any obligation or responsibility, whether direct or indirect, with respect to such compliance by the other Party, except that US Airways shall be responsible for sharing the costs associated with such compliance by Republic as and only to the extent expressly provided herein, and for fulfilling its responsibilities for emergency family assistance services as defined in the Emergency Assistance Agreement, executed by US Airways and Republic in connection with the Original Jet Services Agreement.

ARTICLE 2 - AIR TRANSPORTATION SERVICES TO BE PROVIDED BY REPUBLIC

Section 2.1 - Schedule Requirements

At all times during the Term (as defined in Section 7.1 hereof), Republic will operate, in accordance with the terms and conditions hereof, US Airways Express air transportation service between various U.S. domestic city-pairs and between various U.S.-Canadian city-pairs selected in accordance with Section 2.2 (hereinafter referred to as the “Service”) using the EMB Aircraft, or such other aircraft as may be substituted therefor pursuant to the terms of Section 2.8 hereof, (all such aircraft providing the Service pursuant to the terms hereof, including substitute aircraft used pursuant to Section 2.8, the “Aircraft”). The EMB Aircraft shall be configured in single class service with 72 seats. The EMB Aircraft shall be configured with such mechanical configuration as has been specified by US Airways, bearing the US Airways Express livery.

Section 2.2 - Scheduling Parameters

The city-pairs from which the Service is to be provided by Republic pursuant to this Agreement will be selected by US Airways, in its sole discretion, subject to operational and safety requirements, minimum and maximum schedule requirements, and the other parameters set forth in this Section 2.2 and Exhibit 2.2. US Airways may, on sixty (60) days advance written notice to Republic, designate changes in any or all of the following: city-pairs served, aircraft routings or flight frequencies, provided that the new city-pairs, aircraft routings, and flight frequencies shall continue to satisfy the parameters set forth in this Section 2.2 and Exhibit 2.2. In establishing schedules, US Airways agrees to take into consideration Republic’s operational requirements for remain overnight (“RON”) maintenance and crew productivity and legality. The Parties shall determine mutually acceptable locations for maintenance bases and crew domiciles as provided in Exhibit 2.2. If Republic and US Airways subsequently agree to any change in the location of any maintenance base or crew domicile, then the Parties shall also agree on appropriate compensation by US Airways to Republic for effecting such change, including the reimbursement by US Airways of costs reasonably incurred by Republic that are associated with the establishment of a new maintenance base or crew domicile and the closing of any existing maintenance base or crew domicile.

Section 2.3 - Technical Operations

During the Term, Republic shall be solely responsible for the technical operation of the Aircraft and the safe performance of the flights undertaken in connection with the Service in accordance with all Regulations. Republic shall retain full authority, operational control and possession of the Aircraft to enable it to perform its obligations under this Section 2.3. In particular, Republic or its agents or employees shall, for the purpose of the safe performance of such flights, have absolute discretion in all matters concerning the preparation of the Aircraft for flight, the flight, the load carried and its distribution in so far as such matters affect the safety of the Aircraft, the decision whether or not such flight shall be undertaken, and all other matters relating to the technical operation of the Aircraft. Republic shall be solely responsible for, and US Airways shall have no liability, obligation or duty with respect to, the flight dispatch and/or conduct of Republic’s flights operated pursuant to this Agreement or otherwise. For the purpose of this Section 2.3, the term “flight dispatch” shall include, but shall not be limited to, all planning of flight itineraries and flight paths, fueling, payload capabilities and flight release.

Section 2.4 - Regulations

The operation of the Aircraft shall be carried out in accordance with all Regulations and the standards and practices of Republic approved by the applicable Regulatory Authority thereunder. Republic shall notify US Airways in writing within two business days after receipt of any notice from any Regulatory Authority that asserts any noncompliance by Republic with any Regulation, initiates an investigation of Republic’s operations or otherwise asserts any wrongdoing by Republic. Republic shall cooperate promptly and fully with US Airways in responding to any request for information or data concerning such non-compliance. For purposes of this Section 2.4, an asserted noncompliance or other wrongdoing by Republic shall be considered “material” only if such noncompliance or other wrongdoing, if proven or admitted by Republic, could reasonably be expected to lead to the suspension or revocation of Republic’s operating certificate.

Section 2.5 - Operating Procedures

To the extent not previously provided to US Airways, Republic shall deliver to US Airways a copy of all relevant operating specifications, operational regulations, manuals and calculations for each EMB Aircraft not later than the date that such Aircraft becomes subject to this Agreement. Republic shall deliver to US Airways, within ten (10) days after the end of each month during the Term, a report of the number of departures, Block Hours, flight hours, passengers, Available Seat Miles and revenue passenger miles with respect to the flights operated by the Aircraft during such month in the Service. US Airways agrees to facilitate any changes to US Airways or US Airways Express manuals, operating procedures, or tariffs that may be necessary to support the Republic operation.

Section 2.6 - Aircraft Registration

During the Term, Republic shall ensure that the Aircraft remain properly registered in the United States of America in accordance with all Regulations.

Section 2.7 - Republic Responsibilities

Republic shall be responsible for providing, at its own cost, in connection with the Service to be provided by Republic under this Agreement, all services and materials identified under the heading “To Republic” in Exhibit 2.7 attached hereto and made a part hereof (collectively, the “Republic Services”).
Section 2.8 - Substitute Aircraft

In addition to the EMB Aircraft specified in Section 2.1, Republic may in its discretion arrange for and utilize substitute EMB aircraft or another type of regional jet aircraft in US Airways Express or neutral livery to provide the Service under this Agreement during those periods when any EMB Aircraft may be out of service due to unforeseen and irregular maintenance requirements, provided that Republic may only utilize regional jet aircraft other than EMB Aircraft to the extent that US Airways has permitted such use in advance in writing. Republic shall be paid for the use of such substitute aircraft in the same manner that it is paid for the use of EMB Aircraft in accordance with Article 5 hereof. If a substitute aircraft shall be utilized for more than two (2) consecutive days, Republic and US Airways shall mutually agree upon the route that shall be covered by the substitute aircraft. In addition, Direct Costs (defined in Section 5.2) contained in the Pricing Model with respect to any substitute aircraft shall be adjusted (upward or downward) in a manner consistent with the principles used to reflect the differences between the costs of such substitute aircraft and the costs of EMB Aircraft for such aircraft-specific items as pilot and flight attendant crew costs, maintenance, aircraft ownership, insurance, and overheads; provided that the payment of “Profit” pursuant to Section 5.4 shall not be adjusted in connection with any such substitution.

Section 2.9 - Spare Aircraft and Spare Engines

(a) Republic shall designate [*] of the EMB Aircraft as “Spare Aircraft.” The Spare Aircraft may be in neutral livery. For the purposes of calculating the payment to Republic as described in Article 5 of this Agreement, Spare Aircraft shall not be included as Aircraft in Service, but US Airways shall pay to Republic certain associated Direct Costs as detailed in the Pricing Model, such as insurance, property taxes and aircraft ownership costs. For the purposes of calculating the schedule requirements as described in Exhibit 2.2 to this Agreement, the Spare Aircraft shall not be included.

(b) Republic shall maintain, with respect to Aircraft flown in the Service, a pool of spare engines in an amount equal to [*] of the total number of engines attached to such Aircraft so flown in the Service (rounded up or down to the nearest whole number).

Section 2.10 - Jets for Jobs

Republic shall comply with the applicable provisions of the “Jets for Jobs” protocol as ratified by the US Airways Airline Pilots Association (“ALPA”) in Letter of Agreement #91 to the US Airways - ALPA Collective Bargaining Agreement, or as subsequently amended, with respect to the Services to be provided under this Agreement, provided that Republic shall not be required to use more than commercially reasonable efforts to comply with any such amendments. All additional, direct and reasonable costs associated with such compliance (excluding normal pilot costs that would otherwise be paid as Direct Costs in the absence of requirements associated with “Jets for Jobs”) shall be treated as Pass Through Costs under Section 5.2 hereof.
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Section 2.11 - In-flight Sales

US Airways will be responsible for the direct costs associated with sales of liquor or other goods on flights included in the Service and shall be entitled to all revenues generated from such in-flight sales.

Section 2.12 - Pass Agreement

The Parties will enter into a separate agreement, consistent with agreements between US Airways and other US Airways Express Carriers, governing passes and reduced rate travel privileges.

Section 2.13 - Processing Code-Share Passengers

Republic shall use commercially reasonable efforts to facilitate the handling of code-share passengers and the processing of alliance partner frequent flyer miles pursuant to domestic and international code-share alliance relationships entered into by US Airways.

Section 2.14 - In Service Dates

The Other Aircraft shall be subject to this Agreement as of the date hereof. Each Owned Aircraft and each Leased Aircraft shall be subject to this Agreement on the date that such aircraft has been added to Republic’s operating certificate. Such aircraft shall be transitioned to Republic in the following order - first the Owned Aircraft and finally the Leased Aircraft. The parties agree to cooperate in the transition of such aircraft to Republic. Republic will use commercially reasonable efforts to transition the respective aircraft at a rate of three aircraft per month, subject to pilot training constraints.

ARTICLE 3 - OPERATION UNDER THE “US AIRWAYS EXPRESS” NAME

Section 3.1 - Servicemarks

Aircraft utilized by Republic to provide Service pursuant to this Agreement (other than Spare Aircraft or substitute aircraft utilized pursuant to Section 2.8) shall bear certain US Airways Servicemarks. The Parties acknowledge that as of the Effective Date, all Aircraft in Service bear US Airways Servicemarks consisting of the red, white, gray and blue aircraft exterior color décor and pattern provided by US Airways and the name “US Airways Express”. At any time during the Term, US Airways may, at its sole discretion, require Republic to use such new or different US Airways Servicemarks and exterior color decor and patterns on the Aircraft as US Airways may identify to Republic in writing, and Republic will implement such changes in accordance with a schedule mutually agreed to by the Parties. Republic shall only use interior color schemes on the Aircraft (other than substitute aircraft utilized pursuant to Section 2.8) that have been approved in advance in writing by US Airways. Republic shall not be required to implement changes in the exterior color decor and pattern on the Aircraft more than once in any consecutive three-year period. Any amounts actually expended by Republic to repaint or to redecorate the Aircraft or reconfigure or redecorate the interior of the Aircraft as a result of changes required by US Airways, shall be reimbursed by US Airways.

Section 3.2 - Signage

In addition to use of the US Airways Servicemarks, Republic shall use and display signs that satisfy applicable Regulations on the interior and exterior of the Aircraft that identify Republic as the operator of the Services being provided pursuant to this Agreement. US Airways has previously approved the design and placement on the Aircraft of all such signs that are currently displayed. In the even that after the date hereof, Republic seeks to change any such signs, Republic shall obtain US Airways’ prior written approval (not to be unreasonably withheld or delayed) of the design and placement on the Aircraft of such changed signs displayed pursuant to this Section 3.2.

The use of US Airways Servicemarks as set forth in this Article 3 shall be subject to the terms and conditions of this Agreement, including Article 9.

ARTICLE 4 - US AIRWAYS’ SUPPORT SERVICES AND FACILITIES

US Airways shall provide, or at its option shall cause third parties to provide, at US Airways’ cost and expense, all services and materials identified under the heading “To US Airways, Inc.” in Exhibit 2.7 attached hereto and made a part hereof, and all fuel, marketing, reservations, ground support services, station facilities, and cargo and mail handling services, to the extent and in the manner set forth in this Article 4 (collectively, the “US Airways Services”). US Airways shall provide the US Airways Services with respect to the Republic Services provided pursuant to and in accordance with the terms of this Agreement.

Section 4.1 - Fuel

US Airways, at its sole option, may either (1) reimburse Republic for its actual cost of fuel as a Pass Through Cost, as detailed in Exhibit 5.1 hereto; or (2) provide fuel to Republic for Services provided under this Agreement. To the extent that US Airways provides fuel to Republic, the cost of such fuel shall be paid for by US Airways and shall not be considered a Pass Through Cost to Republic. For purposes of this Agreement the cost of fuel includes the cost of all aircraft fuel and oil, plus fuel flow charges, into-plane fees, third party administrative charges, and de-fueling charges, and all applicable taxes on any of the foregoing.

Section 4.2 - Reservations

(a) All reservations shall be requested and confirmed for passengers traveling on Aircraft operated by Republic under this Agreement through US Airways’ reservations services. Reservations that connect to other flights operated by US Airways or other air carriers (including other flights operated by Republic), including for travel that originates at locations other than those served hereunder, shall be requested and confirmed through US Airways’ reservations system in accordance with methods and procedures utilized by US Airways for its passengers as may be in use from time to time. For passengers originating their travel at points other than those served by Republic under this Agreement, either using US Airways’ reservations system or the reservations systems of other airlines, connecting reservations to the Services of Republic shall also be made in accordance with methods and procedures utilized by US Airways for its passengers. US Airways shall confirm the reservations of passengers traveling on Aircraft operated by Republic hereunder through the entire itinerary of their scheduled trips. When contact information is supplied by the passengers making such reservations, US Airways shall assume the responsibility of notifying passengers of any changes in Republic’s schedules or operations, provided that Republic has provided US Airways with sufficient advance notice of any such changes.

(b) As soon as reasonably practicable after Republic learns of any flight delay, cancellation or other schedule irregularity affecting its scheduled services, Republic shall notify US Airways’ operations control center of the existence, cause and anticipated duration of such flight delay, cancellation or other schedule irregularity in a manner prescribed by US Airways with as much detail as can be reasonably provided. The Parties shall coordinate all schedule changes as a result of any flight delay, cancellation or other schedule irregularity affecting the Service, and US Airways shall perform all passenger re-accommodations for passengers traveling on Aircraft operated by Republic hereunder in the same manner that US Airways would perform such services for its own passengers.

(c) From time to time, and solely upon the request of Republic or its flight crews, US Airways may furnish Republic’s flight crews with such U.S. weather bureau information or data as may be available to US Airways; provided that, in furnishing any such weather information or data to Republic, neither US Airways nor its employees or agents shall be responsible or liable for the accuracy thereof or the accuracy of the transmission thereof.

Section 4.3 - Station Facilities and Ground Support Service

US Airways shall provide, or at its option cause third parties to provide, at US Airways’ cost and expense, the following services at locations where Republic provides the Service:

(a)	check-in and ticketing of passengers that are utilizing the Service [*]

(b) use of US Airways’ passenger facilities by [*]

(c)	[*]

(d)	[*]

(e)	[*]

(f)	[*] and
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(g)	[*]

If US Airways is unable to provide (or cause third parties to provide) the services listed in this Section 4.3 at US Airways’ own facilities, US Airways may provide (or cause third parties to provide) such services at any other facilities selected and deemed suitable by US Airways. Such alternative facilities shall be identified with signage and directional marking to be provided by US Airways to minimize passenger confusion and complaints and shall provide reasonable working space for Republic personnel.

If Republic is required to make arrangements for alternative transportation, meals, lodging, lost baggage delivery or other accommodations for passengers utilizing the Service due to schedule irregularities in Republic’s operations, US Airways agrees to reimburse Republic for all direct and reasonable costs incurred by Republic in making such arrangements, provided that Republic furnishes US Airways with an invoice and adequate supporting documentation therefor.

Section 4.4 - Cargo, Company Materials (“CoMat”) and Mail Handling Services

(a) US Airways’ personnel, and/or at US Airways’ option third party providers, shall process tickets and/or bills of lading and US Airways airway bills, accepted for transportation, and US Airways personnel and/or third party personnel shall load on Aircraft providing the Service, such cargo and U. S. mail as properly tendered by the United States Postal Service (“USPS”) and by cargo customers; provided that no Hazardous Materials may be accepted and transported on Aircraft, except as permitted by Regulations. Republic acknowledges that, notwithstanding anything to the contrary contained herein, (i) it shall obtain independent authority for the appropriate Regulatory Authority to carry animals and (ii) it shall comply with such restrictions as US Airways may impose on the carriage of animals in connection with the Service provided that such restrictions apply to at least one other carrier operating under a US Airways Servicemark pursuant to a jet services agreement (a “US Airways Express Carrier”) and are not inconsistent with Regulations.

(b) US Airways shall process any Republic CoMat that Republic transports on Aircraft that are providing the Service.

(c) Republic personnel shall comply with all US Airways’ instructions and procedures with respect to CoMat packages tendered to US Airways pursuant to this Agreement.

Section 4.5 - Terms of Transportation, Sales and Promotion

(a) Republic shall comply with US Airways’ customer service standards and with US Airways’ Terms of Transportation, as modified or amended from time to time in accordance with this Section 4.5(a), including procedures with respect to schedule change and passenger re-accommodation procedures, when providing all Services pursuant to this Agreement. Such

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Terms of Transportation shall at all times be available for public inspection at Republic’s corporate offices and at each airport ticket counter and sales office maintained and operated by US Airways in connection with the Services provided under this Agreement. US Airways agrees that its customer service standards and Terms of Transportation, as applicable to the Service from time to time, shall not be inconsistent with standard industry practice for regional jet carriers, shall be consistent with those prescribed for other US Airways Express Carriers, shall comply with all Regulations, and shall be consistent with this Agreement.

(b) All tickets issued for air passenger transportation, and all bills of lading, US Airways airway bills and invoices issued for U. S. mail and cargo shipments that are provided on the Aircraft providing the Service shall bear the “US Airways” airline designator code.

(c) US Airways shall be responsible [*].

(d) US Airways shall include the scheduled air services provided by Republic pursuant to Article 2 in its public timetables (including Republic’s connecting schedules on the same basis as it does its own), if published. All references in US Airways’ public timetables to Republic’s US Airways Express services shall also contain notations indicating that such scheduled services shall be performed by Republic as an independent contractor under the appropriate US Airways Servicemarks, and all such references shall comply with all Regulations.

ARTICLE 5 - PURCHASE OF AVAILABLE SEAT MILES (“ASMs”)

Section 5.1 - Pricing Model

US Airways and Republic have developed that certain cost model set forth in Exhibit 5.1 hereto (the “Pricing Model”) which shall be used to determine the compensation to be paid by US Airways for the Service to designated city-pairs flown by Republic, subject to adjustments pursuant Article 8.

Section 5.2 - Direct Costs and Pass Through Costs

The Pricing Model, which shall be used to determine compensation due to Republic hereunder, is divided into two categories, (1) “Direct Costs” and (2) “Pass Through Costs.” US Airways shall reimburse Republic for “Direct Costs” at the rates set forth in Exhibit 5.1 in accordance with the following:

(a) with respect to the Per Aircraft costs, Direct Costs shall be payable with respect to the number of Aircraft that have been delivered to Republic and have become subject to this Agreement, whether or not such Aircraft have been placed into active revenue service for US Airways Express operation under this Agreement, as well as certain costs associated with Spare Aircraft and Spare Engines;
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(c) with respect to the Per Flight Hour costs, Direct Costs shall be payable with respect to the number of Flight Hours for revenue flights actually flown by the Aircraft to provide the Service under this Agreement;

(d) with respect to the Per Departure costs, Direct Costs shall be payable with respect to the number of actual revenue departures by Aircraft to provide the Service.

(e) with respect to Fixed Costs set forth therein, the amount of such fixed costs.

[*]

Each cost component in Exhibit 5.1 shall be adjusted at the appropriate date of each calendar year based upon the escalation factors and dates set forth in Exhibit 5.1.

Republic shall be reimbursed for “Pass Through Costs” set forth in Exhibit 5.1 based upon the actual costs incurred by Republic, provided Republic furnishes US Airways with adequate supporting documentation therefor.

Section 5.3 - Invoicing and Payments

(a)  During the Term, US Airways shall pay to Republic on each of the [*] days of each calendar month an amount equal to one third of the Estimated Monthly Compensation; provided that US Airways receives an invoice for each such payment not less than [*] days prior to the due date therefor. The “Estimated Monthly Compensation” shall be equal to the amount that Republic estimates in good faith shall result from application of the Pricing Model to the Service provided during the applicable month, plus the amount of Profit that Republic estimates in good faith will be payable pursuant to Section 5.4 with respect to the Service provided during the applicable month, minus the amount of the Estimated Prepaid Rent Credit or the Prepaid Rent Credit as the case may be calculated in accordance with Section 5.8 hereof. If US Airways does not receive an invoice from Republic at least [*] days prior to the due date for a payment as set forth above, US Airways shall pay Republic within [*] days after actual receipt of such invoice.

(b) As soon as reasonably practicable after the end of each calendar month, Republic shall calculate the actual amount (the “Actual Monthly Compensation”) that results from application of the Pricing Model and Section 5.4 to the Service provided during such month using the actual statistics for such month and the actual Pass Through Costs incurred for such month. If the Actual Monthly Compensation exceeds the total of Estimated Monthly Compensation amounts previously paid by US Airways under Section 5.3(a), US Airways shall pay to Republic an amount equal to such difference as provided in Section 5.5 hereof, without any set off. If the
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total of Estimated Monthly Compensation amounts previously paid by US Airways under Section 5.3(a) exceeds the Actual Monthly Compensation, Republic shall refund the overpayment amount promptly as provided in Section 5.5 hereof, without any set off.

(c) Notwithstanding the provisions set forth in this Article 5, (i) in the event that Republic is unable to provide the Republic Services during any period due to the grounding of the Aircraft as a result of a defect in the design or manufacture of the Aircraft, or as a result of a strike by employees of Republic, US Airways shall only be responsible for payment of Republic’s Fixed Costs and Per Aircraft Costs as set forth in Exhibit 5.1 during such period for [*] days; and (ii) in the event that Republic is unable to provide the Republic Services as a result of Republic’s failure to properly maintain the Aircraft or otherwise comply with Regulations associated with the maintenance and/or operation of the Aircraft, US Airways shall have no obligation to pay any compensation to Republic pursuant to this Article 5 with respect to such period.

(d) In the event Republic is unable to provide the Republic Services during any period due to any cause not described in Section 5.3(c), including action or inaction by US Airways (including due to a strike by US Airways personnel), US Airways shall pay Republic [*].

Section 5.4 - Profit

US Airways shall pay Republic the Profit shown in Exhibit 5.1 per actual Available Seat Mile (ASM) flown by Republic to provide the Service during the month provided that, if during the course of any year during the Term of this Agreement, the actual number of ASMs flown is less than [*], Republic shall be paid a Profit for the lesser of (a) [*], and (b) [*]. The Profit will be escalated [*], by [*].

Section 5.5 - Payments

All payments due under this Article shall be paid directly to Republic, or US Airways, as the case may be. Payments due hereunder shall be made within [*] days of the calculation of any such payment.

Section 5.6 - True-Up Invoices

The Parties agree that, insofar as practicable, all true-up invoices for any month shall be submitted no later than [*] days after the last day of such month. US Airways shall not be obligated to accept for payment or reimbursement of Pass Through Costs any invoice not submitted within [*] days after the later of (i) the last day of the month in which such Pass Through Cost was incurred or (ii) the date on which the amount of such Pass Through Cost was invoiced to Republic. All true-up invoices shall be accompanied by appropriate calculations and adequate supporting documentation for the amounts invoiced.
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Section 5.7 - Audit and Inspection Rights

(a) Upon not less than [*] prior written notice, and not more than once each calendar year, authorized representatives of US Airways, at its cost and expense, may audit, review and copy Republic’s books, records, accounts and other documents relating to the Pass Through Costs and to any increase in the Direct Costs payable by US Airways that is not based on the Consumer Price Index, provided that if Republic is in default hereunder and such audit relates to matters giving rise to or otherwise relating to such default, such audit shall be at Republic's cost and expense and US Airways shall not be bound by the notice and frequency restrictions set forth above.

(b) In the event that US Airways has a reasonable basis for a concern with respect to the quality or adequacy of Republic’s Aircraft maintenance program or crew training program or Republic’s compliance with Regulations, upon not less than [*] prior written notice, authorized representatives of US Airways, at its cost and expense, may inspect Republic’s aircraft maintenance and crew training facilities and review and copy Republic’s aircraft maintenance records with respect to the Aircraft or crew training records, and such other records as relate to Republic’s compliance with Regulations, at reasonable times during Republic’s normal business hours and in a manner that does not materially disrupt Republic’s business or operations; provided that if Republic is in default hereunder and such inspection relates to matters giving rise to or otherwise relating to such default, such inspection shall be at Republic’s cost and expense and US Airways shall not be bound by the notice requirements set forth above. Republic shall make available to US Airways’ authorized representatives knowledgeable representatives of Republic to answer questions and otherwise assist in any such inspection, review, and upon the conclusion of such review US Airways shall provide Republic with a written report of its material findings, with recommendations for corrective actions to be taken by Republic specifying the reasons for such corrective action, including any alleged non-compliance with Regulations. Republic may object to such recommendations by providing US Airways with a detailed written objection within [*] after Republic’s receipt of such report. If Republic so objects, the Parties shall negotiate in good faith to determine appropriate action to be taken by Republic. US Airways’ recommendations may address any matter related to Republic’s provision of the Service so long as such recommendations are not inconsistent with standard industry practice for regional jet carriers, are consistent with those prescribed for other US Airways Express Carriers, with all Regulations, and with this Agreement. All proprietary information of Republic provided to or observed by US Airways in connection with any audit, review or inspection under this Section 5.7 shall be treated as Confidential Information under Article 13.

Section 5.8 - Prepaid Rent Credit

(a) [*]

(b) [*]
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(c) [*]

(d) US Airways shall have the right in good faith to review and verify the calculations made by Republic under Sections 5.8(b) and (c). In the event of any disagreement between the parties with respect to any such calculation, the parties shall negotiate in good faith to resolve such disagreement.

(e)  [*]

ARTICLE 6 - LIABILITY, INDEMNIFICATION AND INSURANCE

Section 6.1 - Republic is an Independent Contractor

(a) In its performance under this Agreement, Republic shall act, for all purposes, as an independent contractor and not as an agent for US Airways, and nothing in this Agreement is intended or shall be deemed to create an association, partnership, joint venture, agency or employer and employee relationship between the Parties. The employees, agents, and/or independent contractors of Republic engaged in performing any of the Services Republic is to perform pursuant to this Agreement shall be employees, agents, and independent contractors of Republic for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of US Airways. US Airways shall have no supervisory power or control over any employees, agents or independent contractors engaged by Republic in connection with its performance hereunder, and all complaints or requested changes in procedures shall, in all events, be transmitted by US Airways to a designated officer of Republic. Nothing contained in this Agreement is intended to limit or condition Republic’s control over its operations or the conduct of its business as an air carrier and Republic assumes all risks of financial losses which may result from the operation of the air transportation services to be provided by Republic hereunder.

(b) The employees, agents, and/or independent contractors of US Airways engaged in performing any of the services US Airways is to perform pursuant to this Agreement shall be employees, agents, and/or independent contractors of US Airways for all purposes, and under no circumstance shall they be deemed to be employees, agents, and/or independent contractors of Republic. Republic shall have no supervision or control over any such US Airways employees, agents, and/or independent contractors and any complaint, discipline or requested change in procedure shall be transmitted by Republic to US Airways’ designated representative.

Section 6.2 - Liability and Indemnification

(a) Each Party assumes full responsibility for any and all liability to its own directors, officers, employees, or agents arising from property damage or bodily injury, or death resulting from or sustained in the performance of its respective services under this Agreement, including the Services.
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(b) Republic shall indemnify, defend, protect, save, and hold harmless US Airways, its affiliates, directors, officers, employees, and agents (the “US Airways Indemnitees”) from and against any and all liabilities, claims, demands, suits, settlement payments, judgments, damages, expenses, fines and losses (including, without limitation, reasonable attorneys’ fees, other professionals’ fees, and costs and expenses incurred in connection therewith) caused by, resulting from or arising out of any goods or services, including the Services, furnished or to be furnished by Republic under or pursuant to this Agreement, whether or not arising in tort or occasioned in whole or in part by the negligence of any US Airways Indemnitee, except for claims to the extent resulting from the gross negligence or willful misconduct of a US Airways Indemnitee. Republic shall further indemnify, defend, protect, save, and hold harmless US Airways from and against all fines or civil penalties incurred by US Airways that relate to US Airways’ actual or alleged non-compliance with Regulations to the extent such non-compliance results from any action or inaction by Republic.

(c)  US Airways shall indemnify, defend, protect, save, and hold harmless Republic, its affiliates, directors, officers, employees, and agents (the “Republic Indemnitees”) from and against any and all liabilities, claims, demands, suits, settlement payments, judgments, damages, expenses, fines and losses (including, without limitation, reasonable attorneys’ fees, other professionals’ fees, and costs and expenses incurred in connection therewith) caused by, resulting from or arising out of any goods or services, furnished or to be furnished by US Airways under or pursuant to this Agreement, whether or not arising in tort or occasioned in whole or in part by the negligence of any Republic Indemnitee, except for claims to the extent resulting from the gross negligence or willful misconduct of a Republic Indemnitee. US Airways shall further indemnify, defend, protect, save, and hold harmless Republic from and against all fines or civil penalties incurred by Republic that relate to Republic’s actual or alleged non-compliance with Regulations to the extent such non-compliance results from any action or inaction by US Airways.

(d) A person claiming indemnification (the “Indemnitee”) shall give the Party from which indemnification is sought (the “Indemnitor”) written notice of any claim or demand made or suit instituted against the Indemnitee which may give rise to indemnification hereunder, provided that failure to provide such written notice shall not relieve the Indemnitor of its indemnification obligations hereunder, except to the extent of actual damage or prejudice to the Indemnitor directly resulting from the failure to provide such notice. The Indemnitor, at its sole expense, shall handle, resolve, settle or refer any and all claims, demands or suits resulting or arising from the performance by the Indemnitor of its obligations under or pursuant to this Agreement. The Indemnitor shall be liable for the reasonable fees and expenses of one counsel selected and employed by the Indemnitee in its sole discretion for any period during which the Indemnitor has not assumed the defense of any third-party claim, demand or suit (other than during any period in which the Indemnitee shall have failed to provide written notice of such third-party claims, demands or suits as provided above). The Parties agree to consult and cooperate in the handling, opposition, settlement or defense of such claims, demands or suits but the final claims, demands or suits handling authority rests with the Indemnitor and its insurers; provided however, that, without the prior written consent of the Indemnitee, the Indemnitor shall not consent to the entry of any judgment or enter into any settlement that (i) by its terms fails to discharge the Indemnitee from the full amount of liability in connection with such third-party claim, demand or suit, (ii) provides for injunctive or other non-monetary relief affecting the Indemnitee or (iii) does not include as an unconditional term thereof the release of the Indemnitee that are or may be the subject of such third-party claim, demand or suit from all liability with respect to such claim, demand or suit by each claimant or plaintiff. The Parties’ obligations under this Section 6.2 shall survive the expiration or termination of this Agreement.

(e) Each Party shall be responsible for all employee-related tax, levy, benefit, pension, withholding, accrual, payment, reporting, and other obligations of employers pursuant to Regulations or contractual obligations for its respective employees, including: (i) personal income, wage, earnings, occupation, social security, workers’ compensation, unemployment, sickness and disability insurance taxes; (ii) payroll levies; (iii) employee medical coverage benefit requirements; (iv) air transportation travel pass benefits; and (v) pension requirements, whether under ERISA, state law, or otherwise.

Section 6.3 - Insurance Coverage

(a) Republic shall, at all times during the Term and, provided that US Airways pays in advance the additional cost of such coverage as a Pass Through Costs, for a “tail” period of one year after termination of this Agreement, maintain in full force and effect, policies of insurance of the types of coverage, and in the minimum amounts stated below with insurers reasonably satisfactory to US Airways, including coverage on all Aircraft from or upon which Republic Services are to be provided pursuant to this Agreement. Unless otherwise specified, the minimum amounts of insurance coverage required under this Section shall be [*], combined single limit for all coverage required under this paragraph.

Type of Insurance Coverage	Minimum Amount of Insurance Coverage (U.S. Currency-Per Occurrence)
Comprehensive Airline Liability Insurance (including Premises) Liability Products and Completed Operation Liability Insurance.
(a) Bodily Injury Passengers and Non-Passengers	$[*] Each Occurrence /Aggregate
(b) Personal Injury - Passengers	$[*] Each Offense/Aggregate
(c) Personal Injury - Non-Passengers	$[*] Each Offense/Aggregate
(d) Property Damage	$[*] Each Occurrence/Aggregate

Worker’s Compensation Insurance (Republic’s Employees)	[*]
Employer’s Liability (Republic’s Employees)	$[*]
“All Risk Hull and Aviation Hull War and Associated Perils (or equivalent) insurance on Aircraft performing Republic Services hereunder	[*] or such lesser amount as may be consented to by US Airways
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(b) US Airways may require Republic to maintain amounts different from those set forth in paragraph (a) above, should US Airways reasonably deem such changes to be appropriate.

(c)  Republic agrees, in addition, that all policies of insurance that it maintains pursuant to this Agreement (other than worker’s compensation insurance) shall:

(i) name all US Airways Indemnitees as additional assureds thereunder with respect to Republic Claims for which Republic is obligated to indemnify such US Airways Indemnitees hereunder;

(ii) ensure that that all such policies are primary without right of contribution by any insurance carried by US Airways;

(iii) cover US Airways’ costs (including reasonable legal fees and expenses) of defending against any insured claims to the extent that such a defense is not otherwise provided to US Airways;

(iv) provide cross-liability and severability of interests clauses acceptable to US Airways, and a specific contractual liability insurance provision covering liability assumed by Republic under this Agreement, and provide that US Airways shall have no responsibility for premiums, commissions, assessments or calls and the insurers issuing the policies shall waive their rights to any set-off or counter claim or any other deduction, whether by attachment or otherwise, in respect of any liability to or on behalf of US Airways with respect to such insurance required under this Section 6.3;

(v) provide that any waiver of rights of subrogation against other parties by Republic shall not affect the coverage provided hereunder with respect to US Airways Indemnitees;

(vi) with respect to all services performed by the Parties pursuant to this Agreement, provide that Republic’s underwriters shall waive any and all subrogation rights against all US Airways Indemnitees, except for claims based solely upon the gross negligence or willful misconduct of US Airways Indemnitiees; and

(vii) provide that US Airways shall be given written notice at least [*] or such lesser period as may from time to time be applicable in the case of any war risks and allied/associated hull coverage) in advance of any cancellation, termination or material modification of any coverage contemplated by this Section 6.3.

(d) With respect to Comprehensive Airline Liability and All Risk Hull and Aviation Hull War and Associated Perils policies described in Section 6.3(a) of this Agreement, a breach of warranty clause reasonably acceptable to US Airways must be provided by Republic’s insurers.
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(e) All aircraft hull insurance provided pursuant to this Section 6.3 shall be provided on an agreed value basis, and, except with the consent of US Airways, shall not be subject to more than the standard market deductibles as are agreed to in advance in writing by US Airways, and as certified by a recognized broker that in the event of loss, settled on the basis of a total loss, all losses shall be payable in full.

(f)  In the event that any of Republic’s insurance policies under this Agreement are obtained directly from foreign underwriters, US Airways must be allowed to maintain against such foreign underwriters, a direct action in the United States upon said insurance policies and to provide for service of process to an attorney located within the United States, who maintains an office in Washington, D.C., or New York, New York.

(g)  Upon the Effective Date, and from time to time thereafter upon request by US Airways, Republic shall furnish to US Airways certificates of insurance satisfactory to US Airways endorsed to show the aforesaid insurance coverage, limits and endorsements. In addition to the certificates of insurance, Republic’s insurance broker shall provide its written opinion that the policy or policies of insurance carried by Republic are in full compliance with the requirements set forth herein and are in full force and effect. In the event of a change of broker by Republic, Republic will promptly notify US Airways of such new broker. Thereafter, such certificates shall be supplied to US Airways by such new broker.

In the event Republic fails to maintain in full force and effect any of the insurance and endorsements described in this Section 6.3, US Airways shall have the right (but not the obligation) to procure and maintain such insurance or any part thereof. The cost of such insurance shall be for the account of Republic and shall be payable by Republic to US Airways upon demand by US Airways. The procurement of such insurance or any part thereof by US Airways does not discharge or excuse Republic’s obligation to comply with the provisions of this Section 6.3. Republic shall not cancel, terminate or materially alter, change or amend any of the policies required to be obtained and maintained under this Section 6.3 without the prior written consent of US Airways, unless such policy is replaced by another policy conforming to the requirements of this Section 6.3.

Section 6.4 - Cargo Liability Insurance

US Airways shall maintain cargo liability insurance coverage consistent with applicable law, in such types and amounts it deems appropriate in its sole discretion, for all air freight transported by Republic under a US Airways airway bill as part of the Service.

ARTICLE 7 - TERM AND TERMINATION

Section 7.1 - Effective Date and Term

(a) This Agreement has been approved by a final order (the “Order”) of the Bankruptcy Court authorizing and directing US Airways to enter into and be bound by the Agreement. The Order provides that, except as provided herein, US Airways’ obligations under the Agreement are post-petition, administrative obligations of US Airways under Section 503 of the Bankruptcy Code. Notwithstanding the foregoing, in the event that (i) US Airways consummates a chapter 11 plan of reorganization in the Cases, including a liquidating chapter 11 plan, and neither it nor its successor under the plan continues to operate as an airline, and substantially all of US Airways’ flight operations are, therefore, discontinued, or (ii) US Airways’ Case is dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or US Airways is otherwise liquidated, and as a result of such dismissal, conversion or liquidation, substantially all of US Airways’ flight operations are discontinued, US Airways may reject or terminate this Agreement by providing ten (10) business days prior written notice to Republic and US Airways shall be deemed to be in material payment breach of this Agreement as of the effective date of the notice (the “Breach Date”) and Republic shall have, subject to objection as provided below: (x) administrative expense claims under sections 503 and 507 of the Bankruptcy Code for any obligations arising prior to the Breach Date with respect to this Agreement, and (y) general unsecured pre-petition claims under section 502(g) of the Bankruptcy Code for future damages resulting from such rejection or termination and for obligations that arise after the Breach Date with respect to this Agreement. In each case the amount of the respective claims shall be subject to the ordinary claims process, including the right of parties in interest to object to the amount (but only the amount) of such claims. In addition, Republic agrees to refund to US Airways any amounts paid on account of services to be performed after the Breach Date within 5 business days after receipt of written demand from US Airways.

(b) The term of this Agreement with respect to Aircraft scheduled in the Service shall commence on September 4, 2005 and shall continue until September 4, 2015, or the expiration or termination of this Agreement pursuant to this Article 7 (the “Term”).

Section 7.2 - Regulatory Changes

In the event of any change in the Regulations governing the provision of the Services to be provided pursuant to this Agreement that materially and adversely affects the economic value of this Agreement, taken as a whole, to either US Airways or Republic, or both, then the Parties hereto shall consult within thirty (30) days after any of the occurrence of such Regulatory change in order to determine what, if any, changes to this Agreement are necessary or appropriate to preserve the essence of the Agreement. If the Parties hereto are unable to agree whether any change or changes to this Agreement are necessary and proper, or as to the terms of such change or changes, or whether this Agreement should be canceled in light of the occurrences as described above, and such failure to reach agreement continues for a period of thirty (30) days following the commencement of the consultations provided for by this Section 7.2, then this Agreement may be canceled by the Party materially and adversely affected by such Regulatory change upon providing the other Party a minimum of ninety (90) days written notice of such cancellation.

Section 7.3 - Termination for Cause by US Airways

US Airways may terminate this Agreement for cause, upon not less than ninety (90) days written notice to Republic, or on such shorter notice as may be specified below, should any of the events set forth in subparts (a) through (h) of this Section 7.3 (each a “Termination Event”) occur during the Term, subject to Republic’s rights to cure such Termination Event as set forth herein. After notice of termination is given, US Airways shall meet with Republic for the purpose of resolving the Termination Event. Should such Termination Event not be cured or corrected within ninety (90) days after Republic’s receipt of the notice of termination (or action diligently undertaken to cure or correct the Termination Event if cure or correction cannot be completed within ninety (90) days), then the termination shall be effective on the ninetieth day following delivery of such notice. If the Termination Event is cured or corrected (or all steps to remedy the situation were promptly taken if the cure or correction cannot be completed reasonably within ninety (90) days), the termination notice shall be deemed rescinded. Each of the following events is a Termination Event:

(a) Republic materially fails to perform or observe any material covenant or condition or agreement to be performed or observed by it hereunder, provided that if Republic breaches any payment obligation, US Airways shall have the right to terminate this Agreement on ten (10) days’ prior written notice unless Republic has cured such breach prior to the expiration of such period.

(b) For any six month period that commences on January 1 or July 1 of any calendar year beginning with the first such period in which Republic operates 13 EMB Aircraft for the entire period (a “Performance Measurement Period”), Republic’s Controllable Completion Percentage (as defined in Section 8.2) is below [*] and no Performance Exception or Force Majeure Event has occurred.

(c) Republic’s Controllable On-Time Departure Percentage (as defined in Section 8.2) is below [*] for any Performance Measurement Period and no Performance Exception or Force Majeure Event has occurred.

(d)  Republic admits liability or is found liable for safety infractions (other than routine ministerial fines) by the Federal Aviation Administration which could reasonably be expected to lead to the suspension or revocation of Republic’s operating certificate; provided that US Airways’ right to terminate this Agreement under this paragraph shall be stayed for so long as Republic is negotiating in good faith with the FAA to return to compliance and maintain its operating certificate.

(e) In US Airways’ reasonable opinion, Republic is not complying in any material respect with applicable safety and operational Regulations or with safety and safety related operational requirements imposed by US Airways pursuant to this Agreement.

(f) Republic fails to comply with the applicable provisions of the “Jets for Jobs” protocol as ratified by US Airways ALPA in Letter of Agreement #91 to the US Airways - ALPA Collective Bargaining Agreement, or as subsequently amended, as and to the extent applicable to Republic as provided in Section 2.10 hereof, provided that US Airways provides Republic with any such amendments within fifteen (15) business days of execution, and further provided that Republic shall not be required to use more than commercially reasonable efforts to comply with any such amendments.
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(g) Republic’s operating certificate is suspended or revoked.

(h) In the event that (1) the Amended and Restated Chautauqua Jet Service Agreement (the “Chautauqua Jet Service Agreement”) between US Airways and Chautauqua Airlines, Inc. (“Chautauqua”) shall have been terminated by US Airways in accordance with the terms of such agreement or (2) RJET shall have committed a Material Breach under the Slots/Gates Transaction Agreements (as defined in Section 7.5 (a) hereof) or the Aircraft Transaction Agreements (as defined in Section 7.5(a) hereof) resulting in either a failure to consummate the transactions contemplated by either the Slots/Gates Transaction Agreements or the Aircraft Transaction Agreements or a termination of the Specified Slots/Gates Transaction Agreements or the Specified Aircraft Transaction Agreements (as defined in Section 7.5 (a) hereof). A termination under this subsection (h) shall be effective at the time US Airways provides notice of termination to Republic. “Material Breach” with respect to RJET shall have the respective meanings set forth in the Slots/Gates Transaction Agreements and Aircraft Transaction Agreements, as applicable.

Section 7.4 - [Intentionally Omitted]

Section 7.5 - Termination by Republic

(a) Republic may terminate this Agreement for cause, upon the occurrence of any of the following events:

(i) upon written notice to US Airways, if US Airways fails to perform any payment obligation to be performed or observed by it hereunder, provided that the failure by US Airways to make a payment under Section 5.3(a) hereof or any other payment or payments in excess of [*] in the aggregate shall require [*] days written notice, and that the failure by US Airways to make any other payment shall require [*] days written notice, and further provided that in the event of a bona fide dispute as to an amount due, the parties will engage in good faith efforts to resolve such dispute in not less than [*] days and Republic shall not deliver such notice based upon US Airways’ failure to pay such amount subject to bona fide dispute (but only such amount), if within such [*] day period (x) the parties agree on the amount due and payable and US Airways pays such amount to Republic, or (y) US Airways escrows any amount that remains subject to bona fide dispute with a third party escrow agent pursuant to an escrow agreement reasonably satisfactory to Republic, and the parties seek an expedited resolution of such dispute pursuant to Section 14.2 hereof, without requirement that the parties comply with the provisions of Section 14.1 hereof;

(ii) upon not less than ninety (90) days written notice to US Airways, if US Airways materially fails to perform or observe any other material covenant or condition or agreement to be performed or observed by it hereunder, subject to US Airways’ rights to cure such breach as set forth herein;
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(iii)  upon written notice in the event that (1) the Chautauqua Jet Service Agreement shall have been terminated by Chautauqua in accordance with the terms of such agreement, (2) RJET shall have terminated the Specified Slot/Gates Transaction Agreements (as defined in Section 7.5(a)(iv) below) as a result of a Material Breach (as defined in Section 7.5(a)(iv) below) by US Airways, or (3) RJET shall have terminated the Specified Aircraft Transaction Agreements (as defined in Section 7.5(a)(iv) below) as a result of a Material Breach by US Airways, provided that a termination under this subsection (iii) shall be effective at the later of (y) the date of such notice, and (z) the date of such termination of the Chautauqua Jet Service Agreement, the Specified Slots/Gates Transaction Agreements or the Specified Aircraft Transaction Agreements, as the case may be; and

(iv)  For purposes of Section 7.3(h) and subsection (iii) of this Section 7.5(a), (1) the Slots/Gates Transaction Agreements shall mean those agreements to which US Airways or an affiliate is a party relating to the Slot Option, the Gates Option, the Slots License, the Repurchase Option (as defined in the Investment Agreement) and the other transactions related thereto, (2) the Aircraft Transaction Agreements shall mean those agreements to which US Airways or an affiliate is a party relating to the Republic Aircraft Transaction, including without limitation, purchase of the Owned Aircraft, the Owned Aircraft Leaseback, the assignment of leases relating to the Leased Aircraft (as defined in the Investment Agreement) and the other transactions related thereto, (3) Material Breach with respect to US Airways shall have the meaning provided in the Slots/Gates Transaction Agreements or Aircraft Transaction Agreements, as the case may be, (4) Material Breach with respect to RJET shall have the meaning provided in such Slots/Gates Transaction Agreements or Aircraft Transaction Agreements, as the case may be, (5) Specified Slot/Gates Transaction Agreements shall have the meaning provided in the Slots/Gates Transaction Agreements, and (6) Specified Aircraft Transaction Agreements shall have the meaning provided in the Aircraft Transaction Agreements.

(b) After notice of termination is given, US Airways shall meet with Republic for the purpose of resolving the breach. Should such breach not be cured or corrected prior to the effective date of such notice, or action diligently undertaken to cure or correct the breach if cure or correction cannot be completed prior to such effective date, then the termination shall be effective on the date specified in the notice of termination. If the breach is cured or corrected in a timely manner (or all steps to remedy the situation were timely taken), the notice of termination shall be deemed rescinded.

ARTICLE 8 - PERFORMANCE ADJUSTMENTS

Section 8.1 - [Intentionally Omitted]

Section 8.2 - Performance Plan Metrics

Republic’s operating performance for the fleet of Aircraft in the Service under this Agreement shall be tracked by US Airways each day based upon the following metrics:

(a) Controllable Fleet Launch:“Controllable Fleet Launch Percentage” is defined as the percentage of the Aircraft fleet departing from the gate within [*] of the scheduled departure time on its first flight of the day, excluding [*].

(b) Controllable On Time Departure Percentage:“Controllable On-Time Departure Percentage” is defined as the percentage of Aircraft departures completed within [*] of its scheduled departure time, excluding [*]. Any departure delay greater than [*] shall be considered a cancellation for purposes of calculating Controllable On-Time Departure Percentage, and a “departure” will not be deemed to have occurred if a flight returns to the gate without leaving the air field.

(c) Controllable Completion Percentage:“Controllable Completion Percentage” is defined as the percentage of scheduled Aircraft departures completed[*].

Within [*] days after the end of each calendar month during the Term, US Airways shall compute the metrics defined above and provide to Republic a summary statement showing the operating performance of Republic.

Section 8.3 - Performance Plan Penalties and Incentives

(a) Performance Penalties. Upon the occurrence and continuance of [*] or more of the following events for a period of [*] or more consecutive calendar months during the Term in which Republic operates [*] or more Aircraft in the Service, and no Performance Exception or Force Majeure Event has occurred for any such month, then Republic shall pay to US Airways [*] each calendar month during such period:

  (i)  Republic’s Controllable Fleet Launch Percentage is less than [*];
(ii) Republic’s Controllable On-Time Departure Percentage is less than [*];
(iii)  Republic’s Controllable Completion Percentage is less than [*].
(b) Performance Incentives. Upon the occurrence and continuance of [*] of the following events for any period of two consecutive calendar months during the Term, then US Airways shall pay to Republic [*] for each calendar month during such period:

(i)  Republic’s Controllable Fleet Launch Percentage is greater than [*];
(ii) Republic’s Controllable On-Time Departure Percentage is greater than [*];
(iii)  Republic’s Controllable Completion Percentage is greater than [*].

Section 8.4 - Performance Exceptions

A “Performance Exception” with respect to the failure on the part of Republic to achieve the performance metrics of Controllable Fleet Launch Percentage, Controllable On-Time Departure Percentage and Controllable Completion Percentage as defined in Section 8.3(a) and 8.3(b) shall be deemed to have occurred if any of the following conditions are met:
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(a) Republic’s performance, [*].

(b) The failure to achieve the performance metric is directly attributable to [*], Republic shall promptly notify US Airways in writing of such event and each party shall promptly take steps to coordinate a commercially reasonable cure for such event. If US Airways receives written notice of an event within its control to correct, US Airways shall promptly provide written notice to Republic of the date by which such event is expected to be cured and shall adjust Republic’s affected performance metrics to the extent affected by such event during the period prior to such cure taking effect.

ARTICLE 9 - SERVICE MARK LICENSE FOR SERVICES PROVIDED PURSUANT TO THIS AGREEMENT

Section 9.1 - Grant of License

US Airways hereby grants to Republic a nonexclusive, nontransferable license to use such US Airways Servicemarks as US Airways designates from time-to-time in connection with the services to be rendered by Republic under this Agreement; provided, however, that at any time during the term of this Agreement, at US Airways sole discretion, US Airways may alter, amend or revoke the license hereby granted. US Airways may require, at US Airways’ expense, Republic’s use of any new or different US Airways Servicemarks in conjunction with the air transportation services provided hereunder as US Airways may determine in the exercise of its sole discretion and judgment.

Section 9.2 - Terms and Conditions Governing Trademark License

(a) Republic acknowledges that its use of the US Airways Servicemarks creates in Republic no rights in those marks and that all use of the US Airways Servicemarks by Republic inures to the benefit of US Airways.

Republic recognizes that US Airways has over the years built up a reputation as a provider of the highest quality services and that US Airways’ reputation and goodwill associated with the US Airways Servicemarks extend throughout the United States and internationally. Use of the US Airways Servicemarks by Republic and the Services provided by Republic shall conform in manner and style with quality standards specified by US Airways, so long as such quality standards are not inconsistent with standard industry practice for regional jet carriers, are consistent with those prescribed for other carriers operating under US Airways Servicemarks, comply with all Regulations, and are consistent with this Agreement.
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(b) Republic agrees that, in providing the Services it shall not advertise or make use of the US Airways Servicemarks without the prior written approval of US Airways. US Airways shall have absolute discretion to withhold its consent concerning any and all such advertising and use of the US Airways Servicemarks in advertising by Republic. In the event US Airways approves the use of such US Airways Servicemarks in any advertising, such advertising shall identify US Airways as the owner of such servicemarks, and conform with any additional requirements specified by US Airways.

(c) To the extent that Republic is licensed to use the US Airways Servicemarks, such Servicemarks shall only be used in conjunction with the Services and may not be used in connection with any other businesses or activities of Republic or any other entity.

(d) Nothing in this Agreement shall be construed to give Republic the exclusive right to use the US Airways Servicemarks, or to abridge US Airways’ right to use and/or license its Servicemarks, and US Airways hereby reserves the right to continue use of the US Airways Servicemarks and to license such other uses of said Servicemarks as US Airways may desire.

(e) No term or provision of this Agreement shall be construed to preclude the use of the Servicemarks “US Airways Express” or the aircraft exterior color decor and patterns by other individuals or entities not covered by this Agreement.

(f) Upon the cancellation or termination of this Agreement, the license and use of the US Airways Servicemarks by Republic shall cease, and Republic shall not be permitted to use such Servicemarks thereafter, except as may be appropriate in any phase-out of service of this Agreement as determined by US Airways in US Airways’ sole discretion.

ARTICLE 10 - FORCE MAJEURE

Section 10.1 - Force Majeure

Notwithstanding anything to the contrary herein contained, neither party shall be liable to the other for loss, injury, damage or failure to perform under this Agreement caused by any of the following; provided that such events are beyond the reasonable control of such party (such events are referred to herein as “Force Majeure Events”): acts of God; acts of terrorism; governmental sanctions; war; strikes; labor disputes (whether causing such loss, injury, damage or failure to perform directly or indirectly); work stoppage; natural disaster, earthquake, fire, flood, or other weather-related reason; subject to each party’s obligation to use its commercially reasonable efforts to obtain and maintain the governmental authorizations, licenses, approvals, registrations and filings required under Regulations in order to execute or perform its obligations under this Agreement, failure or refusal on the part of any government or governmental agency to grant or issue necessary approvals or authorizations or the revocation of any such approvals; mechanical difficulties with, or damage to or destruction of, flight equipment; grounding of a substantial number the Aircraft by any governmental agency; revocation of such party’s operating certificate; activation of the U.S. Civil Reserve Air Fleet; or other acts of government or any other cause which is beyond the reasonable control of such party and which shall materially disrupt, delay, suspend, limit, curtail or prevent performance of such Party’s obligations under this Agreement; provided, however, that Force Majeure Events shall not excuse the obligations of the Parties under Article 5 or Article 6 of this Agreement.

Section 10.2 - Resumption of Service

The party prevented from complying with its obligations hereunder as a result of a Force Majeure Event shall promptly notify the other party thereof and, at the request of the other Party, the Parties shall make all reasonable efforts to meet within 48 hours of receipt of such notice by the other Party to discuss the circumstances and potential solutions to such Force Majeure Event, including mitigation of such Force Majeure Event. If either Party relies on the occurrence of a Force Majeure Event as a basis for being excused from performance of its obligations hereunder, the Party relying on the Force Majeure Event shall: (i) provide an estimate of the expected duration of the Force Majeure Event and its probable impact on the performance of such Party’s obligations under this Agreement, (ii) exercise commercially reasonable efforts to continue to perform its obligations under this Agreement, (iii) promptly use commercially reasonable efforts to correct or cure the Force Majeure Event and mitigate any damages related thereto and (iv) provide prompt notice to the other Party of the cessation, if any, of the Force Majeure Event.

ARTICLE 11 - NOTICES

Except where specified elsewhere in this Agreement, any and all notices, approvals or demands required or permitted to be given by the Parties hereto (a) shall be effective upon receipt, (b) shall be made in writing and (c) may be sent by certified mail, postage prepaid, overnight courier, hand delivery, facsimile or electronic mail. When sent by mail, such notices shall also be sent by facsimile and by electronic mail. Notices shall be addressed as follows, provided that each party shall have the right to update, supplement or change such notice persons and/or addresses by providing written notice to the other party:

US Airways, Inc.:	Republic Airline, Inc.:

Andrew Nocella	Bryan Bedford
SVP, Marketing & Planning	Chief Executive Officer
US Airways, Inc.	8909 Purdue Road, Suite 300
2345 Crystal Drive	Indianapolis, IN 46268
Arlington, VA 22227	Telephone: (317) 484-6047
Email: andrew_nocella@usairways.com	Facsimile: (317) 484-4547
Telephone: 703- 872-5222
Facsimile: 703-872-5534	with copies delivered to:
Tim Dooley
with copies delivered at the same address to the attention of:	Director FPA
General Counsel	Telephone: (317) 487-4308
US Airways, Inc.	Facsimile: (317) 484-4580

Arthur Amron
Principal & General Counsel
Wexford Capital LLC
411 West Putnam Avenue
Greenwich, CT 06830
Telephone: (203) 862-7012
Facsimile: (203) 862-7312

ARTICLE 12 - MISCELLANEOUS

Section 12.1 - Entire Agreement/Amendments/Counterparts

This Agreement constitutes the entire agreement between the parties hereto. This Agreement may be amended only in writing, executed by a duly authorized representative of each party. This Agreement may be executed by the Parties hereto in one or more separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.2 - Headings

The division of this Agreement into Articles, Sections and subsections are for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 12.3 - Severability

Any provision of this Agreement which may be determined by a court of competent jurisdiction to be invalid or unenforceable in such jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The Parties shall negotiate in good faith to replace such provision with an appropriate legal provision. To the extent permitted by Regulations, the Parties hereto hereby waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

Section 12.4 - Waiver

Except as otherwise specifically provided in this Agreement, a waiver by either party of any breach of any provision of this Agreement by the other party, or either party’s election not to exercise any remedy or enforce any right under this Agreement, shall not be deemed a waiver of any subsequent breach or of any right to exercise any remedy or enforce any right in the future under this Agreement, and all provisions of this Agreement shall remain in full force and effect.

Section 12.5 - Assignments

The Parties agree that this Agreement and the rights and obligations established hereunder, may not be assigned, in whole or in part, without the prior written consent of the other, where such consent shall not be unreasonably withheld, except as follows:

(a) US Airways may assign its rights and delegate its obligations hereunder, without any prior approval of Republic, to US Airways Group, Inc., or any subsidiary or affiliate of that company, or any successor through merger, sale of substantially all of its assets, or by operation of law.

(b) Republic may assign its rights and delegate its obligations hereunder, without any prior approval of US Airways, (i) to any certificated air carrier owned or controlled by Republic or Wexford, or (ii) to any certificated air carrier that is a subsidiary or affiliate of Republic, Republic or Wexford. Any such assignment by Republic shall be to an entity in compliance with US Airways “Jets for Jobs” protocol as ratified by US Airways ALPA in Letter of Agreement #91 to the US Airways - ALPA Collective Bargaining Agreement, or as further amended before the date of such assignment, provided that neither Republic nor any such assignee shall not be required to exert other than its commercially reasonable efforts to comply with any such further amendments. The parties recognize that US Airways is obligated to pay as a Pass Through Cost any additional cost incurred as a result of such compliance. Notwithstanding any such assignment, the Parties agree that they shall remain responsible for their financial obligations under this Agreement.

Section 12.6 - Governing Law / Jury Trial Waiver

This Agreement shall be governed by, construed and enforced in accordance with the laws of the United States and the State of New York, as though the entire contract were made and to be performed in New York and without regard to New York’s conflict of laws, rules, or statutes. The Parties further agree that they consent to the exclusive jurisdiction of the Courts of New York or the federal courts located within the State of New York and waive any objection to jurisdiction, including any objection based on forum non conveniens. The Parties further agree to waive any right to trial by jury in any action or proceeding relating to this Agreement or seeking to enforce any rights under this Agreement.

Section 12.7 - No Franchise

Nothing is this Agreement is intended to imply or confer upon the arrangements contemplated hereunder, any status as a “franchise” as recognized under any state law. Accordingly, no franchiser-franchisee relationship exists between US Airways and Republic as a result of this Agreement.

Section 12.8 - Additional US Airways Rights

US Airways shall have the right, on ninety (90) days prior written notice, to provide Aircraft Hull and Liability Insurance at the levels specified in Section 6.3 hereof and on terms otherwise reasonably acceptable to Republic, its lenders and aircraft lessors instead of paying Republic for such coverage.

ARTICLE 13 - CONFIDENTIALITY

Section 13.1 - Confidentiality of Agreement

The Parties agree that the terms of this Agreement and any other Confidential Information (as defined in Section 13.2 hereof) furnished hereunder shall be treated as confidential and shall not be disclosed to any other person or entity without the express written consent of the other party; provided that each party may, without the consent of the other party, disclose Confidential Information as expressly permitted below:

(a) to directors, officers, employees, permitted assigns and agents of each party and their respective Affiliates (as defined in Section 13.4 or 13.5 hereof); or

(b) to prospective financial institutions for the purposes of providing financing of Aircraft; or

(c) to subcontractors, auditors, accountants or legal and financial advisors of such party and its Affiliates; or

(d) to such other parties as may be required by any Regulations, by subpoena or by any other legal process, including in connection with any SEC or other regulatory filing by the Parties or their affiliates, including the filing of an S-1 registration statement and any related documents; or

(e) to any Regulatory Authority in connection with Republic’s certification process, including representatives of the DOT and FAA if requested by any such parties.

In the event that a disclosure becomes necessary, as provided in this sub-clause (d) or (e) of this Section 13.1, each party shall consult and cooperate with the other party to limit (to the extent permissible) the scope and form of such disclosure. In the event of such disclosure required by law, only those portions of this Agreement required to be disclosed shall be released. The disclosing party shall make good faith efforts to minimize the portions to be disclosed and shall seek confidential treatment by the receiving party or agency or any portions disclosed. In the event of one party being served a subpoena or discovery request, prior to responding to the subpoena or request, the party served shall notify the other party, so that the other party shall have an opportunity to contest, if it chooses to do so, the disclosure of the content of this Agreement.

Section 13.2 - Confidential Information

“Confidential Information” means all restricted information having business value, regardless of the form in which it exists, including, without limitation, the terms of this Agreement, written documents, oral communications, recordings, videos, software, databases, business plans, and electronic/magnetic media, provided to or observed by either Party pursuant to this Agreement, including information owned or provided by either Party to the other Party, except otherwise as expressly provided in Section 13.3 hereof. Each Party agrees that it shall maintain all Confidential Information in confidence using the same degree of care with respect to such Confidential Information as it uses in protecting its own proprietary information, and each Party shall use it solely for purposes of its own business operations in accordance with the terms hereof. Such Confidential Information shall be distributed within each Party’s company only to personnel with a need to know such information for permitted purposes or in compliance with a court order or statutory or regulatory requirements; provided, however, that prior to any such latter disclosure, the Party shall inform all such persons of the confidential nature of the information, and that it is subject to this non-disclosure obligation, and shall further instruct such persons to treat such information confidentially. The Parties expressly acknowledge and agree that the terms and conditions of this Agreement and any reports, invoices, or other communications between US Airways and Republic given hereunder or in connection herewith constitute Confidential Information of both Parties.

Section 13.3 - Exclusions from Confidential Information

Notwithstanding the foregoing, Confidential Information shall not be considered confidential and each party and their respective Affiliates may disclose any item of Confidential Information without restriction in any of the following circumstances if such item:

(a) is publicly available (either to the general public or to any relevant trade or industry) prior to either Party’s receipt of it from the other Party hereto;

(b) is thereafter made publicly available (either to the general public or to any relevant trade or industry) by another Party hereto or by a third party which is entitled to make such item publicly available;

(c) becomes available to either Party hereto on a non-confidential basis from a source which has represented to such Party that such source is entitled to disclose it; or

(d) was known to either Party hereto on a non-confidential basis prior to its disclosure to such party by another Party hereto. The provisions of this Article 13 shall survive any termination of this Agreement for a period of three (3) years.

Section 13.4 - Information Shared with US Airways Group, Inc.

Notwithstanding anything to the contrary herein, Republic acknowledges and agrees that any Confidential Information shared or given to US Airways pursuant to this Agreement may be shared by US Airways on a confidential basis with US Airways Group, Inc., and US Airways Affiliates, where US Airways Affiliates is defined as subsidiaries of US Airways Group, Inc., each of which shall be deemed an “Affiliate” of US Airways for purposes of this Article 13.

Section 13.5 - Information Shared with Wexford and Republic

Notwithstanding anything to the contrary herein, US Airways acknowledges and agrees that any Confidential Information shared or given to Republic pursuant to this Agreement may be shared by Republic on a confidential basis with Wexford and Republic and entities that are wholly owned or controlled, directly or indirectly, by Wexford or Republic, each of which shall be deemed an “Affiliate” of Republic for the purposes of this Article 13.

Section 13.6 - Return of Documents

(a) Upon the reasonable request of either Party, each party shall immediately return to the other Party, at its own expense, all documents of the requesting Party and all copies of such documents in its possession or under the control either directly or indirectly of its agents. Each Party acknowledges and agrees that the other Party shall have the right to exercise this right as many times as it deems necessary throughout the term of this Agreement.

(b) Upon termination of this Agreement, with or without cause and for any reason, each Party shall, within ninety (90) days of such termination, either deliver to the other Party, or destroy, all of such other Party’s Confidential Information (including copies thereof encoded or stored on magnetic or other electronic media or processors; provided, however, that neither Party shall be required to purge or destroy any Confidential Information for so long as such Confidential Information is reasonably necessary in connection with the resolution of any disputes which may have at the time arisen pursuant to the terms of this Agreement; provided, further, that any Confidential Information not purged or destroyed pursuant to the preceding proviso shall be purged or destroyed as soon as it is no longer reasonably necessary for resolution of disputes.

Section 13.7 - Remedies

Each party acknowledges and agrees that the Party disclosing Confidential Information under this Agreement shall have no adequate remedy at law if there is a breach or threatened breach of this Article 13 and accordingly, that the disclosing Party shall be entitled to an injunction or other equitable or preventative relief against the other Party or its representatives for such breach or threatened breach. Nothing herein shall be construed as a waiver of any other legal or equitable remedies which may be available to the disclosing Party in the event of a breach or threatened breach of this Article 13 and the disclosing Party may pursue any other such remedy, including the recovery of damages.

Section 13.8 - Survival

The confidentiality obligations of the Parties contained in this Article 13 shall survive the termination of this Agreement.

ARTICLE 14 - DISPUTE RESOLUTION

Section 14.1 - Certain Disputes

The Parties shall attempt to resolve any dispute, difference, controversy or claim arising out of or relating to this Agreement through mutual negotiations, consultation and discussions for a period of thirty (30) days.

Section 14.2 - Dispute Resolution Proceedings

In the event that the Parties are unable to settle their differences or disputes which may arise between them under Section 14.1, above, then either Party may submit such dispute (“Dispute”) for binding arbitration with the following conditions:

(a)  the proceeding shall be held before a panel of three arbitrators where each Party shall choose one arbitrator and the third shall be selected jointly by the two appointed arbitrators and, where such agreement cannot be reached, by appointment of the Administrator of the American Arbitration Association or his or her designee;

(b) except as modified by this Article, the Arbitration Rules of the American Arbitration Association shall govern the arbitration;

(c) the proceeding shall be conducted in the State of New York;

(d) the law of the United States and the State of New York shall be applied without regard to New York conflict of laws statutes;

(e) the proceeding shall be closed except to the Parties, their attorneys, representatives, witnesses and experts, all of whom must agree to maintain the confidentiality of the dispute;

(f) the existence, proceeding and resolution of the Dispute shall be kept confidential by the Parties and shall only be disclosed as permitted by Article 13;

(g)  the arbitration shall be binding upon the parties unless mutually agreed otherwise in writing; and

(h) each Party shall be responsible for its own costs and expenses incurred as a result of, or in connection with the arbitration, including the costs, fees, and expenses of its own representatives and designated arbitrator, in the proceeding, except that the costs of the third arbitrator shall be shared jointly by the Parties.

IN WITNESS WHEREOF, US Airways and Republic have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

REPUBLIC AIRLINE, INC.	US AIRWAYS, INC.

/s/ Bryan Bedford	By: Ronald E. Stanley

Name: Bryan Bedford Title: Chief Executive Officer	Name: Ronald E. Stanley Title: EVP - Finance and CFO

Exhibit 2.2 - Schedule Requirements

The weekly schedules for the Aircraft specified by US Airways must meet the following minimum and maximum schedule parameters.
Minimum   Maximum
Scheduled Block Hours per Aircraft per Day  [*]    [*]
Scheduled Departures per Aircraft per Day  [*]    [*]
Available Seat Miles per Aircraft per Day  [*]    [*]

Note: the above minimum and maximum schedule parameters apply only to those Aircraft scheduled in revenue service, not to spare aircraft.

US Airways shall meet the following criteria in devising the schedule:

1. Aircraft Turn Times
[*]
2. Aircraft Maintenance Requirements
[*]

3.  Maintenance Base Operations
[*]

4. Maintenance Base
[*]

5. Crew Overnights
[*]

6. Crew Bases
The schedule shall allow for the operation by Republic of the following crew bases: [*].

7. Hub Arrivals/Departures
[*]

7. Consent to Schedule Changes
To the extent that US Airways’ schedule falls outside of the criteria set forth herein, US Airways shall request Republic to consent to such schedule and Republic shall not unreasonably withhold such consent provided that the schedule being requested shall not impose additional costs upon Republic and/or make Republic’s compliance with its performance requirements more difficult, further provided that US Airways shall have the right to reimburse Republic for such additional costs and/or adjust the performance criteria so that the immediately proceeding proviso shall no longer be applicable to the schedule request in question.
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* Confidential

Exhibit 2.7 - DIVISION OF RESPONSIBILITIES

(1) The parties shall be responsible for providing, at their own cost, service and materials, as set forth below, Assignment of services and materials to categories shall be according to generally accepted accounting principals and in keeping with Airline Industry Standard Functional Classifications as required for reporting Form 41 data to the Department of Transportation. Except as otherwise provided in Articles 4 and 5, the assignment of responsibility shall be as follows:

To Republic   To US Airways, Inc.
[*][*][*][*][*][*][*][*][*][*][*][*][*][*]

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* Confidential

Exhibit 5.1 - Pricing Model

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* Confidential
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* Confidential

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* Confidential